SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    ------


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 26, 1998


                       NL INDUSTRIES, INC.
     (Exact name of registrant as specified in charter)



New Jersey                   1-640                    13-5267260
(State or other       (Commission File No.)     (Employer ID No.)
jurisdiction of
incorporation)



16825 Northchase Dr., Suite 1200, Houston, Texas           77060
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code   (281) 423-3300


                          Not Applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events.

      On Febuary 26, 1998, the Registrant and Valhi, Inc. executed and filed with the court a proposed settlement to the previously reported shareholder derivative litigation (Seinfeld v. Simmons, et al., pending in the Chancery Division of the New Jersey Superior Court)involving the Registrant. The settlement, which is subject to court approval and completion of court proceedings, revises certain provisions of the agreement in principal previously announced.

      The litigation arose out of the 1991 dutch auction tender offer by the Registrant for its shares. Under the stipulation of settlement, Valhi has agreed to transfer to the Registrant 750,000 shares of the Registrant's common stock, subject to adjustment depending on the average sales price of the shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 825,000 million shares and down to a minimum of 675,000 shares. Valhi has the option, in lieu of transferring the shares, to transfer cash or cash equivalents equal to the product of the number of shares that would otherwise have been transferred to the Registrant times the average price. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998. Pursuant to the agreement and subject to court approval, the Registrant will reimburse plaintiffs for attorneys' fees of up to $3 million and related costs.

     The foregoing summary of the stipulation of settlement is qualified in its entirety by reference to the form of the stipulation filed as Exhibit 99.1 to this Current Report on Form 8- K.

      If Valhi elects to transfer shares in the settlement and in another lawsuit to which Valhi is a party, the transfers will result in Valhi holding approximately 55% of the Registrant's outstanding common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits

      Item No.                      Exhibit List

      99.1 Stipulation of Settlement, dated February 26, 1998, among the parties to Seinfeld v. Simmons et al., (No. C-336-96), pending in the Chancery Court of the New Jersey Superior Court, incoporated by reference to Exhibit 4 to Amendment 57 to the Statement on Schedule 13D filed with the Securities and Exchange Commission by Valhi, Inc. and certain other persons on March 9, 1998.

                                    SIGNATURE




      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NL INDUSTRIES, INC.
                                          (Registrant)


                                          /s/ David B. Garten
                                          David B. Garten
                                          Vice President

Dated: March 10, 1998

                                   EXHIBIT INDEX

      Item No.                      Exhibit List

      99.1 Stipulation of Settlement, dated February 26, 1998, among the parties to Seinfeld v. Simmons et al., (No. C-336-96), pending in the Chancery Court of the New Jersey Superior Court, incoporated by reference to Exhibit 4 to Amendment 57 to the Statement on Schedule 13D filed with the Securities and Exchange Commission by Valhi, Inc. and certain other persons on March 9, 1998.